Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-48814, 333-66382, 333-107818, 333-117969, 333-124599, 333-133718, 333-143055 and 333-151764) of Ixia of our report dated March 5, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
March 6, 2009

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